As filed with the Securities and Exchange Commission
                       on October 22, 2001
                                      Registration No. 333-53402
-----------------------------------------------------------------


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        -----------------

                 POST-EFFECTIVE AMENDMENT NO. 1
                              TO
                           FORM SB-2
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ------------------

                    COMMODORE MINERALS, INC.
          (Name of Small Business Issue in its Charter)


        Nevada                         5099                    98-0336945
(State or other jurisdiction (Primary Standard Industrial   (I.R.S. Employer
   of incorporation or          Classification Code or      Identification No.)
      organization)                   Number)

               Unit 1809, 18F. Modern Warehouse
                6 Shing Yip Street, Kwun Tong
                    Kowloon, Hong Kong
                      (852) 2385.8789
                (Address and Telephone Number
               of Principal Executive Offices)

               Unit 1809, 18F. Modern Warehouse
                6 Shing Yip Street, Kwun Tong
                    Kowloon, Hong Kong
           (Address of Principal Place of Business)


                                                 Copy to:
        MR. JAMES B. STEPHENS             J. DAVID WASHBURN, ESQ.
       Vice President-Finance               Arter & Hadden LLP
      Commodore Minerals, Inc.         1717 Main Street, Suite 4100
             6408 Mimms                  Dallas, Texas 75201-4605
        Dallas, Texas  75252                  (214) 761-2100
           (972) 867-9173
 (Name, Address and Telephone Number
        of Agent For Service)

                        ----------------

Approximate date of commencement of proposed sale to the public:
                               N/A
                        ----------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE .0001 PER SHARE, OF THE REGISTRANT WHICH REMAIN UNSOLD AS OF THE DATE HEREOF. THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.
=================================================================

            DE-REGISTRATION OF SHARES OF COMMON STOCK

     On January 9, 2001, Commodore Minerals, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-53402) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 6,544,000 shares of the Company's common stock, par value $.001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated March 15, 2001 and Pre-Effective Amendment No. 2 dated April 19, 2001, was declared effective on May 2, 2001.

     In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 20, 2001.

                              COMMODORE MINERALS, INC.



                              By:  /s/ Wei Zhou
                                 --------------------------------
                                   Wei Zhou
                                   Chief Executive Officer and
                                   President


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signatures                    Title                       Date

  /s/ Wei Zhou             Chairman of the Board, Chief   October 20, 2001
----------------------       Executive Officer, President
   Wei Zhou                  and Director
                           (Principal Executive Officer)

  /s/ James B. Stephens    Vice President-Finance         October 20, 2001
-----------------------    (Acting Principal Financial
James B. Stephens          Officer and Acting Principal
                           Accounting Officer)

/s/ Hans Schuld
-----------------------    Director                       October 20, 2001
Hans Schuld

/s/ J. David Darnell
-----------------------    Director                       October 20, 2001
J. David Darnell